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                                                                    Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Wire One Technologies, Inc.
Hillside, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 13, 2001, relating to the consolidated financial statements and schedules of Wire One Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Woodbridge, New Jersey

August 3, 2001